Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-168077) of Bancolombia S.A. of our report dated April 17, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Ltda.

Medellin, Colombia

April 17, 2012

PricewaterhouseCoopers Ltda. Edificio Forum, Calle 7 Sur No. 42-70, Torre 2, Piso 11, Medellín, Colombia,

Tel: (57-4) 325 4320, Fax: ( 57-4) 325 4322, www.pwc.com/co